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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                           CNL HOTELS & RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:


          ----------------------------------------------------------------------

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
     (3)  Filing Party:
          ----------------------------------------------------------------------
     (4)  Date Filed:
          ----------------------------------------------------------------------

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                                                                      [CNL LOGO]
                                                                [CNL Letterhead]


May 15, 2006,

An Update from CNL Hotels & Resorts, Inc.

Dear Participating Broker Dealer:

On behalf of CNL Hotels & Resorts, Inc., in our ongoing effort to keep you informed of the progress of our investment programs, enclosed are the Proxy materials and cover memo to Financial Advisors.

The Special Meeting of Stockholders of CNL Hotels & Resorts, Inc., will be held at J.W. Marriott Orlando Grande Lakes, 4040 Central Florida Parkway, Orlando, FL 32837 on June 20, 2006, at 4:00 p.m., Eastern time.

We appreciate your support of CNL and our investment opportunities. If you have questions or if we may be of further assistance, please contact the CNL Due Diligence Department at (866) 650-0650.

Regards,

/s/ Carol B. Jones
--------------------------------
Carol B. Jones
Senior Due Diligence Coordinator

Enclosures

For your convenience, vote your proxy by telephone or the Internet. And most importantly...

Please Vote !


[X]  Read the Enclosed Materials...
     Enclosed is the following information for the CNL Hotels & Resorts, Inc. Special Meeting of Stockholders:

     * Notice of Special Meeting of Stockholders
     * Proxy Statement that describes the proposals for which votes are being solicited
     * Proxy Card

[X]  Vote by Telephone...
     For your convenience, you may vote by telephone. Please refer to the proxy card for instructions and your control number.
     ...Or Vote over the Internet
     Open the web page: http://www.dfking.com/cnlhotels and follow the online instructions to cast your vote. Your control number is located on the proxy card.
     ...Or Complete the Proxy Card and Return by Mail
    On the proxy card, cast your vote on the proposals, sign in black or blue ink, date and return it in the postage-paid envelope provided. Please note, all parties must sign (if jointly held, each person should sign the proxy card).

[X]  For Assistance...
     If you have any questions or need assistance in completing your proxy card, please call our information agent, D.F. King & Co., Inc., toll free at
     (800)758-5880.

[X] Please Vote...
     We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you voted by telephone or the Internet, please DO NOT mail back the proxy card.

Thank You!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!

[CNL LOGO]
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                             CNL Center II at City
                                    Commons
                            420 south Orange Avenue
                                   Suite 700
                          Orlando, Florida 32801-3313
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                                                                      [CNL LOGO]
                                                                [CNL Letterhead]


Memorandum

To: Financial Advisors

From: CNL Hotels & Resorts, Inc.

Date:  May 12, 2006

Re:  Proxy Mailing and Special Meeting of the Stockholders

--------------------------------------------------------------------------------

CNL Hotels & Resorts, Inc. (the "Company") is mailing proxy materials to investors who owned shares of the Company as of April 20, 2006, the date established as the Record Date in connection with a Special Meeting of Stockholders to be held on June 20, 2006 (the "Special Meeting"). Enclosed is a sample of the information being sent to these investors.

This proxy mailing is being conducted prior to the Special Meeting in order to obtain stockholder approval on any matters being voted. The Company must receive enough voted responses to represent a quorum at the Special Meeting; otherwise, we will be required to incur the time and expense of additional mailings.

Since you have investors who own shares of the Company, we are asking you to encourage each of such clients to vote by completing the proxy card, signing it and mailing it promptly using the postage-paid envelope provided. As another option, your clients may use the optional telephone or Internet features to vote. Please refer to the proxy card for telephonic and Internet voting instructions. All votes must be received in advance of the Special Meeting, which will be held at 4:00 p.m. EDT at the Company's property, the JW Marriott Orlando Grande Lakes, located at 4040 Central Florida Parkway, Orlando, Florida 32837.

Please note that D.F. King & Co., Inc., has been selected as our solicitation firm for this proxy and related mailing and may contact investors, including your clients, to solicit their vote. Investors



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have been given the option to contact our information agent, D.F. King & Co.,
Inc., toll free at (800) 758-5880 if they need assistance in completing their proxy card.

Thank you for your continued support of CNL Hotels & Resorts, Inc. and your attention to this request.

If you have any questions, please call Client Services toll free at (866) 650-0650.

Enclosures